UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported)

April 27, 2006

Sunset Financial Resources, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006 Sunset Financial Resources, Inc. and Alesco Financial Trust entered into a definitive agreement to merge. Under the terms of the agreement, Sunset will issue 1.26 Sunset shares for each Alesco share. The combined company will continue to trade on the NYSE and will operate under the Alesco Financial name. The merged company will pursue Alesco’s investment strategy focused on trust preferred securities issued by banks and insurance companies, middle market loans and residential mortgage backed securities.

Alesco Financial Trust, a specialty finance REIT, completed a $111 million Rule 144A equity offering in January 2006 and currently has approximately $2.2 billion in assets. Alesco is externally managed by Cohen Brothers Management LLC, a leading asset management firm based in Philadelphia, PA. Cohen Brothers currently has approximately $17.0 billion in assets under management, including over $7.0 billion in trust preferred securities issued by banks and insurance companies. Cohen Brothers is a market leader in trust preferred securities to these sectors with an estimated 35% market share. Trust preferred financing is attractive to banks and insurance companies as it qualifies for favorable regulatory and rating agency capital treatment.

Sunset has entered into an interim management agreement with Cohen Brothers, effective immediately, which will allow Sunset to transition its existing assets into assets consistent with the investment strategy of the combined company. Sunset expects the interim management agreement will allow the company to more efficiently execute the merger integration and allow the company to more quickly realize the benefits of the transaction. Upon the closing of the merger, Cohen Brothers will continue as the combined company’s external manager.

Upon the completion of the merger, the board of directors will consist of nine directors: three independent directors from Sunset, four independent directors from Alesco, and Daniel G. Cohen, Alesco’s Chairman, and James J. McEntee, Alesco’s President & CEO. Mr. Cohen will serve as Chairman and Mr. McEntee will serve as President & CEO of the merged company.

As part of the transaction, Sunset will conduct a tender in which it will offer to purchase for cash up to $25 million of Sunset common shares from existing Sunset shareholders at a price of $8.74 per share. The tender is expected to close immediately prior to the closing of the merger. Current Sunset shareholders will own 42% of the combined company (35% if the full self-tender amount is fully subscribed).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit 2.1	Agreement and Plan of Merger dated as of April 27, 2006, by and among Alesco Financial Trust, Jaguar Acquisition, Inc. and Sunset Financial Resources, Inc.

Exhibit 10.1	Interim Management Agreement, dated as of April 27, 2006, by and between Sunset Financial Resources, Inc. and Cohen Brothers Management, LLC.

Exhibit 99.1	Joint Press Release of Sunset Financial Resources, Inc. and Alesco Financial Trust dated April 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer